EXHIBIT 99.1

Bandwidth Announces Partial Repurchase of 0.50% Convertible Senior Notes Due 2028
Initially issued principal balance of $250 million notes due 2028 reduced to $150 million outstanding

Raleigh, N.C. - Mar 2, 2026 - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced that it has entered into separate, privately negotiated repurchase agreements with a limited number of holders of its 0.50% Convertible Senior Notes due 2028 (the “2028 Notes”) to repurchase (the “Repurchases”) $100 million aggregate principal amount of the 2028 Notes at a discount to par value. The repurchase price payable by Bandwidth will be paid in cash.
Coinciding with this announcement, Bandwidth’s 0.25% Convertible Senior Notes due 2026 reached maturity on March 1, 2026 and are being fully retired with cash on hand resulting in Bandwidth no longer having convertible notes outstanding with maturities prior to April 1, 2028, further simplifying its capital structure and reducing its debt profile.
"We recently announced Bandwidth’s fourth quarter 2025 results, which included record levels of profitability and free cash flow. We also shared our expectations for 16 percent revenue growth and nearly 30 percent Adjusted EBITDA growth in 2026," said Daryl Raiford, Bandwidth's CFO. "These results and outlook gave us confidence to launch a balanced capital allocation strategy that includes planned record levels of investment in AI innovation, an $80 million share repurchase program, and an accelerated de-levering campaign by repurchasing convertible debt at an attractive discount. With today’s announced partial repurchase of our 2028 convertible notes and the full retirement of our 2026 notes, we have taken large steps to further strengthen our balance sheet while continuing to invest for long-term growth."
Bandwidth has previously entered into capped call transactions with certain financial institutions in connection with the 2028 Notes. All of these transactions are expected to remain in effect notwithstanding the Repurchases.
The Repurchases are expected to close on March 4, 2026, subject to the satisfaction of customary closing conditions. Following such closings, approximately $150 million principal amount of the 2028 Notes will remain outstanding, from an initial issued principal balance of $250 million.
No Offer or Solicitation
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities described above, nor will there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit Bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, the expected closing of the Repurchases discussed herein are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events including the closing of the Repurchases. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, whether the conditions for closing the Repurchases will be satisfied, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Investor Contact
Sarah Walas
Bandwidth
919-504-6585
IR@bandwidth.com